EXHIBIT 10.3

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC

AMENDMENT NO. 2 TO
MARKETING AGREEMENT

THIS SECOND AMENDMENT TO THE MARKETING AGREEMENT is entered into this 29th day of July, 2001, and effective as indicated herein, by and between TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY, hereinafter referred to as “Transamerica,” a North Carolina corporation, and LEGACY MARKETING GROUP, hereinafter referred to as “LMG,” a California corporation.

WHEREAS, Transamerica and LMG entered into a Marketing Agreement, dated May 29, 1998, as amended, hereinafter referred to as the “Agreement,” wherein Transamerica and LMG agreed to jointly develop proprietary annuity products, wherein LMG would market such products on behalf of Transamerica, utilizing its nationwide distribution channels of duly licensed and appointed Producers in consideration of the compensation as set forth in APPENDIX B of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter contained and other good and valuable consideration, the parties hereto do agree as follows:

1.	Add to Appendix A, “Policy Forms,” the following products/riders effective as of the effective dates noted:

PRODUCT NAME	POLICY NUMBERS/Effective Dates

SelectMark® 10 Special Edition Equity Index Strategy	*

SelectMark® 10 Special Edition with STS and Equity Index Strategy	*

SelectMark® 10 Special Edition with STS	*

SelectMark® 5 Secure (formerly known as the SelectMark® 5 50/50)	*

SelectMark® 7 Secure (formerly known as the SelectMark® 7 50/50)	*

SelectMark® 7 Special Edition Equity Index Strategy	*

PreferMark Platinum	*

PreferMark Gold	*

Beneficiary Rider Plus	*

*CONFIDENTIAL INFORMATION REDACTED.

2.	Appendix B, “Commission,” is hereby amended to add the following:

Base Commission

Transamerica will pay LMG on the last business day of the week commission for all premiums received by LMG during that week; i.e., the prior Friday through Thursday, for the following products in the specified percentages indicated hereafter. Such commission will paid by Transamerica to LMG by authorizing LMG to write a check to itself against the Transamerica Disbursement account for the total weekly commission amount.

"Product Name	Percentage

SelectMark® 10 Special Edition Equity Index Strategy	*

SelectMark®10 STS Special Edition Equity Index Strategy	*

SelectMark®10 Special Edition with STS	*

SelectMark® 5 Secure	*

SelectMark® 7 Special Edition Equity Index Strategy	*

SelectMark® 7 Secure	*

PreferMark Platinum	*

PreferMark Gold	*

Additional premiums will be subject to the same commission percentages noted above as the initial premium.

Transamerica will pay LMG an additional * of all premiums received on or before August 31, 2001 by LMG for the SelectMark®10 Special Edition Equity Index Strategy, SelectMark®10 STS Special Edition Equity Index Strategy and SelectMark®10 Special Edition with STS products for applications received by Legacy for such products on or before August 31, 2001.

Notwithstanding any provision of this Agreement to the contrary, Transamerica will pay LMG an additional * of all premiums received from January 1, 2001 through August 31, 2001 for the SelectMark® 10 Special Edition product for applications received on or before August 31, 2001.

For the avoidance of doubt, the following provision applies to payment of all base commissions for all products subject to this Agreement (except for PreferMark Gold and PreferMark Platinum, see below) if the issue age is greater than 84. The * additional commission payable for the SelectMark® 10 series products is considered part of the base commission.

*CONFIDENTIAL INFORMATION REDACTED.

(a) If the issue age is greater than 84 as defined in the Death Benefit Proceeds provision of the applicable policy form, base commissions paid are reduced by *. A monthly trail base commission is paid beginning in policy year 2, calculated as follows: *, multiplied by the product specific base commission percentage divided by 12, of the Annuity Cash Value. The monthly trail commission continues to be paid until death of the annuitant, surrender of the policy or election of a settlement option.

(b) LMG may calculate the monthly trail commission for the SelectMark® 10 series products by employing “*” as the base commission as opposed to “*” for such premiums received that are subject to the additional * commission, i.e. calculate the monthly trail commission ignoring the additional * commission that may be payable. LMG will collect any additional funds owed to it, if any, from this calculation by submitting to Transamerica on a monthly basis a written invoice for the differential.

With regard to PreferMark Gold and PreferMark Platinum, if the issue age of a policy is greater than 84 as defined in the Death Benefit Proceeds provision of such policy form the applicable base commission percentage above is reduced by * for all premiums received for that policy. No monthly trail commission is payable.

Override Commission

In addition to the Base Commissions specified above, Transamerica shall pay to LMG an Override Commission (on the last business day of the week) for all premiums received by LMG during that week, per product, in the following amounts:

Product Name	Percentage
SelectMark® 10 Special Edition Equity Index Strategy	*

SelectMark® 10 STS Special Edition Equity Index Strategy	*

SelectMark® 10 Special Edition with STS	*

SelectMark® 5 Secure	*

SelectMark® 7 Special Edition Equity Index Strategy	*

SelectMark® 7 Secure	*

PreferMark Platinum	*

PreferMark Gold	*

*

With regard to PreferMark Gold and PreferMark Platinum, if the issue age of a policy is greater than 84 as defined in the Death Benefit Proceeds provision of such policy form the applicable override commission percentage above is reduced by * for all premiums received for that policy.

*CONFIDENTIAL INFORMATION REDACTED.

2.	Appendix B, “Marketing Allowance,” is hereby amended to add the following:

In addition to the Commissions specified above, Transamerica shall pay to LMG a Marketing Allowance, per product, as specified below:

Product Name	Percentage
SelectMark® 10 Special Edition Equity Index Strategy
SelectMark® 10 STS Special Edition Equity Index Strategy
SelectMark®10 Special Edition with STS
SelectMark® 5 Secure
SelectMark® 7 Special Edition Equity Index Strategy
SelectMark® 7 Secure
PreferMark Gold	* * * * * * *

Such Marketing Allowance shall be paid on all premiums received, net of free look premium refunds.

3.	APPENDIX B, “LMG Trail Commission,” is hereby amended to add the following:

For the avoidance of doubt, LMG Trail Commission is payable with respect to the products added to this Agreement by this Amendment 2.

4.   Appendix D, “Schedule of Authorized Personnel,” is hereby amended in its entirety to read as follows, effective as of the execution of this Amendment 2:

“Representing Transamerica

*

*

*

*

Representing Legacy Marketing Group

Lynda L. Regan, Chief Executive Officer
R. Preston Pitts, President
Steve Taylor, Chief Financial Officer
H. Lynn Stafford, Chief Information Officer
Niju Vaswani, Vice President of Distribution
Bill Hrabik, Chief Operation Officer
Don Dady, Vice President of Product Implementation”

5.	All other provisions in the Agreement not specifically amended above remain in effect and unchanged.

IN WITNESS HEREOF, the parties have hereto executed this Amendment 2.

LEGACY MARKETING GROUP	TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By: /s/Don Dady Title: V.P. of Product Development Date: 8/2/01	By: /s/ Ata Azarshahi Title: Vice President Date: 7/25/01